UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 26, 2012

Date of Report (Date of earliest event reported)

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, Texas		77067
(Address of Principal Executive Offices)		(Zip Code)

(281) 591-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 26, 2012 FMC Technologies, Inc. (“we,” “us” or “our”) entered into a new $1.5 billion revolving credit agreement with JPMorgan Chase Bank, N.A., as Administrative Agent; The Royal Bank of Scotland plc, as Syndication Agent; The Bank of Tokyo-Mitsubishi UFJ, Ltd., DNB Bank ASA, Grand Cayman Branch, and Wells Fargo Bank, National Association, as Co-Documentation Agents; J.P. Morgan Securities LLC, RBS Securities Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., DNB Markets, Inc., and Wells Fargo Securities, LLC, as Joint Bookrunners and Co-Lead Arrangers; and the other lenders party thereto (the “Credit Agreement”).

The Credit Agreement is a five-year, revolving credit facility expiring in March 2017. Subject to certain conditions, at our request and with the approval of the Administrative Agent, the aggregate commitments under the Credit Agreement may be increased by up to an additional $500 million.

Borrowings under the Credit Agreement bear interest at a base rate or the London interbank offered rate (“LIBOR”), at our option, plus an applicable margin. Depending on our total leverage ratio, the applicable margin for revolving loans varies (i) in the case of LIBOR loans, from 1.125% to 1.750% and (ii) in the case of base rate loans, from 0.125% to 0.75%. The base rate is the highest of (1) the prime rate announced by JPMorgan Chase Bank, N.A., (2) the Federal Funds Rate plus 0.5% or (3) one-month LIBOR plus 1.0%.

The Credit Agreement contains usual and customary covenants, representations and warranties and events of default for credit facilities of this type, including financial covenants. To the extent the Company has outstanding commercial paper, its aggregate ability to borrow under the Credit Agreement is reduced. As of March 26, 2012, the Company had $100.0 million in direct borrowings under the Credit Agreement and $571 million of commercial paper outstanding.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the transaction described in Item 1.01 above, on March 26, 2012, we terminated and repaid in full $100.0 million in outstanding loans, together with interest and all other amounts due in connection with such repayment, under the Credit Agreement, dated as of December 6, 2007 (as amended, the “2007 Credit Agreement”), by and among us, as Borrower; JPMorgan Chase Bank, N.A., as Administrative Agent; J.P. Morgan Securities Inc. and RBS Securities Corporation, as Joint Bookrunners and Co-Lead Arrangers; The Royal Bank of Scotland plc, as Syndication Agent; and the lenders party thereto. The 2007 Credit Agreement and the description thereof are hereby incorporated by reference to our Current Report on Form 8-K filed on December 7, 2007 and Exhibit 10.15 thereto.

As of March 26, 2012, there were no outstanding loans under our Credit Agreement, dated as of January 13, 2010 (the “2010 Credit Agreement”), by and among us, as Borrower; Bank of America, N.A., as Administrative Agent; DnB NOR Bank ASA, as Syndication Agent; Wells Fargo Bank, N.A. and U.S. Bank National Association, as Co-Documentation Agents; Banc of America Securities LLC and DnB NOR Bank ASA, as Joint Lead Arrangers and Joint Book Managers; and the lenders party thereto. Therefore, in connection with the transaction described in Item 1.01 above, on March 26, 2012, we terminated our 2010 Credit Agreement. The 2010 Credit Agreement and the description thereof are hereby incorporated by reference to our Current Report on Form 8-K filed on January 15, 2010 and Exhibit 10 thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Credit Agreement described above under Item 1.01 is incorporated into this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	$1,500,000,000 Credit Agreement, dated as of March 26, 2012, by and among FMC Technologies, Inc., as Borrower; JPMorgan Chase Bank, N.A., as Administrative Agent; The Royal Bank of Scotland plc, as Syndication Agent; The Bank of Tokyo-Mitsubishi UFJ, Ltd., DNB Bank ASA, Grand Cayman Branch, and Wells Fargo Bank, National Association, as Co-Documentation Agents; J.P. Morgan Securities LLC, RBS Securities Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., DNB Markets, Inc. and Wells Fargo Securities, LLC, as Joint Bookrunners and Co-Lead Arrangers; and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

	By:	/s/ Jeffrey W. Carr
Dated: March 27, 2012		Name:	Jeffrey W. Carr
		Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	$1,500,000,000 Credit Agreement, dated as of March 26, 2012, by and among FMC Technologies, Inc., as Borrower; JPMorgan Chase Bank, N.A., as Administrative Agent; The Royal Bank of Scotland plc, as Syndication Agent; The Bank of Tokyo-Mitsubishi UFJ, Ltd., DNB Bank ASA, Grand Cayman Branch, and Wells Fargo Bank, National Association, as Co-Documentation Agents; J.P. Morgan Securities LLC, RBS Securities Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., DNB Markets, Inc. and Wells Fargo Securities, LLC, as Joint Bookrunners and Co-Lead Arrangers; and the other lenders party thereto.